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                                                                     Exhibit (b)

                             Loomis Sayles Funds II
                            Section 906 Certification

     In connection with the report on Form N-CSR for the period ended March 31, 2005 for the Registrant (the "Report"), the undersigned each hereby certifies to the best of his knowledge, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


By:                                           By:
    ------------------------------                 -----------------------------
Chief Executive Officer                       Treasurer
Loomis Sayles Funds II                        Loomis Sayles Funds II


/s/ Robert J. Blanding                        /s/ Michael C. Kardok
----------------------------------            ----------------------------------
Robert J. Blanding                            Michael C. Kardok

Date: May 23, 2005                            Date: May 23, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Loomis Sayles Funds II, and will be retained by the Loomis Sayles Funds II and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.